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                                                                  Exhibit 10 (o)


                        Employment Separation Agreement
                              and General Release

This Employment Separation Agreement And General Release ("Agreement") dated as of August 12, 2000 is made by and between IAN G. WOODS ("Executive") and ZENITH ELECTRONICS CORPORATION ("Zenith").

     WHEREAS, Executive has been employed by Zenith as President and Chief Executive Officer, and has served as a member of the Board of Directors of Zenith; and

     WHEREAS, Zenith had previously assumed Executive's employment agreement from LG Electronics Inc. (the "Original Employment Agreement") relating to his employment and providing for certain benefits and payments; and

     WHEREAS, Executive and Zenith have reached an agreement concerning a separation of Executive's employment with Zenith, to be effective on a date not later than October 11, 2000 ("the Separation Date") and concerning Executive's resignation as a member of the Board of Directors of Zenith; and

     WHEREAS, Executive and Zenith have decided to settle all matters concerning compensation and duties and responsibilities of Executive prior to the Separation Date between them; and

     NOW THEREFORE, in consideration of the covenants and mutual promises herein contained, Executive and Zenith agree as follows:

     1. In settlement of all bonus payments, incentive payments or any other amount that may be due and owing or claimed to be owed to Executive as of August 11, 2000 with respect to and pursuant to the terms of the Original Employment Agreement, Executive agrees to accept and Zenith agrees to pay the amounts set forth in Annex A, attached hereto. Such payments shall be made to Executive as soon as practicable

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following receipt by Zenith of this signed Agreement and the expiration of all applicable revocation periods as set forth in Paragraph 6 hereof.

     2. Zenith shall reimburse Executive for the actual amounts incurred with respect to the relocation of Executive's family to Sydney, Australia, including cost of travel and transportation of household goods, provided that all such requests for reimbursement shall be presented to Zenith by not later than February 28, 2001 and such amounts, in aggregate, do not exceed $35,000. Executive shall, to the fullest extent possible, utilize the services of Zenith's regular relocation service with respect to the transportation of household goods. Air travel for Executive and his family shall be reimbursed at business class rates on reputable regular carriers.

     3. Executive shall continue to serve as President and Chief Executive Officer from the date of this Agreement to not later than October 11, 2000 (the "Interim Period"), and that during the Interim Period, he will perform all of the normal and usual functions associated with those positions faithfully and loyally and to the best of his abilities. Executive agrees that during the Interim Period he will devote his full business time, attention and effort to the affairs of Zenith and shall use his reasonable best efforts to promote the interests of Zenith. Executive further agrees that he will assist in the smooth transition of his successor in the positions of President and Chief Executive Officer of Zenith during the Interim Period. Subject to the provisions of
Section 4, Executive shall resign his position as a member of the Board of Directors of Zenith effective on October 11, 2000. As compensation for Executive's performance during this Interim Period and as consideration for the releases and covenants contained in this Agreement, Zenith (i) shall pay to Executive a base salary of $100,000 per month during the Interim Period and (ii) make available to Executive the regular fringe benefits for Tier I executives of Zenith (except that Executive shall not be eligible to participate in any bonus programs, including the stay bonus and deferred compensation under the Executive's existing employment agreement) as of the date of this Agreement, and shall reimburse Executive for his expenses associated with travel and entertainment on behalf of Zenith, in accordance with Zenith's standard reimbursement procedures. All payments to

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Executive during the Interim Period shall be made in accordance with Zenith's regular payment schedule, policies and practices. Additionally, Zenith shall pay, on behalf of Executive, Executive's reasonable attorneys' fees and expenses associated with the review of this Agreement, in an amount not to exceed $8,000.

     4. If at any time during the Interim Period Zenith, in its sole discretion, shall determine that Executive is not performing to its satisfaction or not properly representing its interests, Zenith may terminate Executive's employment on two (2) days written notice from Zenith to Executive. Such termination shall not affect Executive's right to receive the payments as set forth in Paragraphs 1., 2. and 3. hereof, for the full Interim Period.

     5. Immediately following his separation from Zenith, Executive shall be entitled to participate in any benefit plans offered by Zenith to other similarly situated and separated executives, provided that Executive shall be required to pay all premiums required of separated employees for such continued participation.

     6. Executive agrees that during the Interim Period and for a period of two years thereafter, he will cooperate fully with Zenith and its counsel, both in-house and outside counsel, and to provide such information and assistance as Zenith may reasonably request, in connection with any present, future, actual or threatened claim, demand, litigation, arbitration or administrative proceeding involving Zenith or its officers, directors, agents, employees, shareholders, parents, subsidiaries, affiliates, predecessors, successors or assigns relating to events or conduct occurring or claimed to have occurred during the period of Executive's service with Zenith and the Zenith Released Parties. All assistance shall be scheduled at such times as are mutually agreeable to the parties and which at times which do not unreasonably interfere with Executive's personal and business affairs. Zenith shall reimburse Executive at an reasonable hourly rate, comparable to those of other consultants of similar experience and positions, as negotiated by the parties at the time of such consultation and for any and all reasonable

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out-of-pocket expenses he may incur in connection with his performance under this paragraph.

     7. Executive on behalf of himself and his respective heirs, executors, administrators and assigns, does hereby knowingly and voluntarily waive, release, acquit and forever discharge Zenith and its parents, subsidiaries, affiliates, predecessors, successors and assigns, past, present, and future directors, officers, employees, trustees, shareholders, agents and any related person or entities (collectively, the "Zenith Released Parties") from and against any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, or damages, suits, rights, demands, and causes of action in law or in equity in any way connected with or relating to Executive's employment with Zenith and any Zenith Released Parties or any other benefit, which Executive or any of his heirs, executors, administrators and assigns ever had, now have or any time hereafter may have, own or hold against any or all of the Zenith Released Parties, arising or occurring prior to or coincident with the signing of this Agreement, provided that any such waiver, release, acquittal, discharge, or any agreement in the Paragraph 6 shall not apply to (a) any rights or claims Executive has to indemnification from Zenith or the Zenith Released Parties under directors and officers liability insurance, articles of incorporation, corporate by-laws or otherwise, and shall not release any rights Executive has under any applicable liability insurance, (b) any rights under any applicable benefits plans and programs, including but not limited to any plans or programs in which Executive participates or has participated, which rights shall continue in the ordinary course, subject to the provisions of the applicable benefits plans and programs, and the applicable law governing the benefit plans and programs or c) any rights Executive has under this Agreement. Zenith, on behalf of itself and the Zenith Released Parties, does hereby knowingly and voluntarily waive, release, acquit, indemnify and forever discharge Executive and his heirs, executors, administrators and assigns (collectively, the "Executive Released Parties") from and against any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies or damages, suits, rights, demands and causes of action in connection with, relationship to or employment with Zenith, which Zenith or any of the Zenith Released Parties had,

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now have or any time hereafter may have, own or hold against any or all of the
Executive Released Parties arising or occurring prior to or concurrent with the signing of this Agreement provided that any such waiver, release, acquittal, discharge, or any agreement in this Paragraph 7 shall not apply to any rights Zenith has under this Agreement. This mutual release by Executive and Zenith includes, but is not limited to, claims arising under the Securities Exchange Act of 1934, 15 U.S.C. (S) 78a et seq., fraud, 42 U.S.C. (S) 1981, the Age Discrimination in Employment Act of 1967, as amended ("ADEA") (29 U.S.C. (S) 621 et seq.), Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. (S) 2000e), the National Labor Relations Act (29 U.S.C. (S) 151 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. (S) 2101), the Americans with Disabilities Act (42 U.S.C. (S) 12101), the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. (S) 1001 et seq.), and any claims for breach of contract, tortious action or inaction of any sort, and any other federal, state, municipal, or local employment discrimination statutes (including, but not limited to, discrimination based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status) or any common law theory. This mutual release by Executive and Zenith includes, but is not limited to, claims which a party does not know or suspect to exist in such party's favor at the time of the execution of this Agreement, which if known by such party, might have affected such party's decision to enter into this Agreement and includes any and all claims known or unknown, suspected or unsuspected, contingent or noncontingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future including, but not limited to, strict liability, controlling shareholder liability, or conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of different or additional facts. All released claims referred to in this paragraph are collectively defined as the "Released Claims". Each party covenants not to sue the other or any of the Released Parties of such party with respect to any of the Released Claims. Executive acknowledges that he has been advised in writing to consult with an attorney prior to signing this Agreement, and Executive acknowledges that he has

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consulted with an attorney and was given at least twenty one (21) days within which to consider this Agreement, including the waiver contained herein, before signing this waiver and Agreement. Executive also acknowledges that he understands that if he signs this waiver and Agreement, he may revoke the waiver and the Agreement within seven (7) days of signing. The Agreement and the waiver contained herein will therefore not be effective until the eighth day after it is signed by Executive. Nothing herein shall release any party from any obligation under this Agreement. Excluded from this Agreement and the waiver contained herein are any claims that cannot be waived by law. Executive agrees that he is waiving, however, his right to any monetary recovery should the Equal Employment Opportunity Commission or any other agency pursue any claims on his behalf.

     8. For a period of six (6) years from the effective date of this Agreement, Zenith shall schedule Executive as a covered officer or director with respect to its regular directors and officers liability coverage, if such coverage is purchased by Zenith on a "claims made basis", or, in the alternative and at Zenith's sole discretion, Zenith may purchase a separate policy in amounts and for terms and conditions the same or similar to Zenith's then current directors and officers liability coverage which policy would specifically cover Executive for a period ending on a date which is six (6) years from the effective date of this Agreement.

     9. For a period of one (1) year from the date this Agreement becomes effective, Executive shall not, directly or indirectly, for any reason whatsoever, induce or solicit any employee of Zenith, or any of its subsidiaries, to terminate his or her employment relationship with Zenith or any of its subsidiaries.

     10. Executive agrees that for a period of one (1) year hereafter, Executive will not in any manner, directly or indirectly, through any person, firm, corporation, alone or as a member of any partnership of as an officer, director, stockholder, investor or employee of or a consultant to any other corporation or enterprise, engage or be engaged, to assist any such person, firm, corporation or enterprise in engaging or being engaged, in

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any business conducted by Zenith in North America,. The parties agree that the business of Zenith and its subsidiaries shall be deemed to be the manufacture, distribution and sales of televisions, video display devices, television set-top boxes and television or video-related accessories. Notwithstanding the foregoing, the parties acknowledge and agree that Internet sales of products and services by Executive's future employer shall not be deemed to be a violation of this Section, unless such sales are specifically targeted at consumers in North America. Further, Executive agrees that he will not advocate a position, whether publicly or in private, which seeks the rejection of or which advocates against the adoption of television broadcasting standards based on Zenith's VSB technology anywhere in the world, for a period of one (1) year after the Separation Date.

     11. Executive acknowledges that in the course of his employment by Zenith and by LG Electronics Inc. he has had access to proprietary, business sensitive and confidential information concerning, but not limited to, Zenith's and LG Electronics Inc. business practices, product plans, marketing, customer lists and financial information. Executive acknowledges and agrees that such information was known to be "business confidential" at the time such information was divulged to him in the course of his employment. For a period of five (5) years following the date of this Agreement, Executive agrees that he shall retain such business confidential information in strict confidence, making no personal or commercial uses of such information nor disclosing such information to any third party without express written authorization of the Zenith and/or LG Electronics Inc., as appropriate for the information to be used or disclosed. The requirement for confidentiality shall not apply to any information which is now or later becomes publicly known, through no fault or disclosure by Executive or is (or shall be) required to be disclosed by any law, regulation, or order of any court or regulatory commission, department or agency.

     12. Executive and Zenith agree that the terms of this Agreement are confidential, except that Executive and Zenith may disclose this agreement to their respective accountants, advisors and legal counsel, and others to the extent required by applicable law.

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     13.  This Agreement contains the entire agreement and understanding concerning the subject matter hereof among the parties and supersedes and replaces all prior negotiations, proposed agreements and agreements, whether written or oral, between the parties hereto. The parties hereto each acknowledge that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, expressed or implied, not contained herein concerning the subject matters hereof to induce any party to execute this agreement, and acknowledge that they have not executed this Agreement in reliance upon any promise, representation or warranty not expressly contained herein. No change, amendment, alteration, modification, waiver or termination of this Agreement or any part thereof shall be valid unless set forth in writing and signed by Executive and a duly authorized officer of Zenith.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to arbitration in Chicago, Illinois, for binding resolution under the rules of the American Arbitration Association then in effect.

     15. If any part of the Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of the paragraph to the fullest extent possible which remaining lawful and valid.

     16. The provision of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question.

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     17.  This Agreement shall inure to the benefit of and be binding upon
Executive heirs, executors, administrators and assigns, and Zenith's parents, subsidiaries, affiliated, predecessors, successors and assigns.

     18. From time to time, at the request of any of the parties to this Agreement, without further consideration and with a reasonable period of time after request hereunder is made, the parties hereby agree to execute and deliver any and all further documents and instruments and to do all other acts that any of the parties to this Agreement may reasonably request which may be necessary or appropriate to fully implement the provisions of this Agreement.

     19. No failure or delay by either party in exercising any right or remedy under this Agreement shall operate as a waiver.

     20. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument. This Agreement shall be deemed executed when signed by all parties hereto.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.


     September 5, 2000    /S/ Ian G. Woods
                          --------------------------------------
     Date                            IAN G. WOODS



                          ZENITH ELECTRONICS CORPORATION


     September 5, 2000    By: /S/ Hyon Ick Jo
                              ----------------------------------
     Date                 CFO

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                                    ANNEX A


     Compensation to be Paid to Executive on Separation:



     Compensation:                      Amount Due:
     ------------                       ----------
Stay Bonus                                       $23,589.00

Deferred Compensation                            $ 12,358.0

Unused Vacation*                                  37,548.44
   *(33 days)


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